UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2006

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 12, 2006, the Registrant announced that the Registrant's current President and Chief Executive Officer (“P/CEO”), Jerry D. Leitman, relinquished his duties related to those positions and assumed the duties and responsibilities of assisting the P/CEO as Chairman of the Board of Directors (the “Board”) of the Registrant. R. Daniel Brdar was named the new P/CEO.

A summary of the material terms of each of the definitive agreements and arrangements entered into as a result of such management change is provided below. The definitive agreements are filed as exhibits to this Current Report on Form 8-K (the "Current Report").

(1) Employment Agreement with R. Daniel Brdar

On January 12, 2006, the Registrant entered into an employment agreement with Mr. Brdar as P/CEO (the "Brdar Employment Agreement"). The full text of the Brdar Employment Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by this reference. The following discussion provides a summary of the material terms of the Brdar Employment Agreement which discussion is qualified in its entirety by reference to the entire text of the Brdar Employment Agreement.

The Brdar Employment Agreement provides for an initial annual base salary of $350,000 (“Base Salary”) and an annual performance-based bonus of up to fifty percent of his Base Salary. The Agreement also provides for annual reviews of his salary by the Compensation Committee of the Registrant's Board who shall determine whether an adjustment to his annual salary is appropriate. The Registrant also granted Mr. Brdar, under the Registrant's Stock Option Plan, options (“Options”) to purchase 250,000 shares of common stock of the Registrant. The Options are not subject to accelerated vesting in the event Mr. Brdar's employment has been terminated by the Registrant for cause. The Brdar Employment Agreement also contains non-disclosure provisions and prohibits Mr. Brdar from competing with the Registrant during the term of his employment and for a period of two years thereafter. The term of the Brdar Employment Agreement is for one year with “evergreen” provisions.

(2) Amendment to Employment Agreement with Jerry D. Leitman

On August 1, 1997, the Registrant entered into an employment agreement (the "Original Leitman Employment Agreement") with Mr. Leitman as P/CEO. On January 12, 2006, the Registrant amended the employment agreement with Mr. Leitman (the “Leitman Amendment”) for Mr. Leitman to assist in the transition of responsibility of the position of P/CEO of the Company to Mr. Brdar and providing strategic advice to him and to the Board. The full text of the Leitman Amendment is filed as Exhibit 10.2 to this Current Report and is incorporated herein by this reference. The following discussion summarizes the material changes made to the Original Leitman Employment Agreement by such Leitman Amendment and is qualified in its entirety by reference to the full text of the amendment as filed herewith.

The Leitman Amendment provides that Mr. Leitman will continue to be Chairman of the Board of the Company and will work a minimum of 25% of the Company’s customary business hours per week. The Leitman Amendment also provides Mr. Leitman with a salary pro-rated to the amount of time worked, and a discretionary annual bonus. All other provisions of the Original Leitman Employment Agreement not amended by the Leitman Amendment remain in full force and effect.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b) Resignation of Principal Executive Officer.

Resignation of Jerry D. Leitman as Chief Executive Officer

Effective January 12, 2006, Mr. Leitman ceased serving as P/CEO of the Registrant. Mr. Leitman had served as the Registrant's P/CEO since August 1, 1997. Mr. Leitman will continue serving as a member of the Company's Board and as Chairman of the Board.  The information provided under Item 1.01 above under the section captioned "Amendment to Employment Agreement with Jerry D. Leitman" provides a summary of the material terms of the Leitman Amendment and is incorporated into this Item by this reference.

Item 5.02(c) Appointment of Principal Executive Officer.

On January 12, 2006, the Registrant announced the appointment of Mr. Brdar as its P/CEO, effective as of January 12, 2006, pursuant to the Brdar Employment Agreement. The information provided under Item 1.01 above under the section captioned "Employment Agreement of R. Daniel Brdar" provides a summary of the material terms of the Brdar Employment Agreement and is incorporated into this Item by this reference. A copy of the Registrant’s press release announcing Mr. Brdar’s appointment is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference. Mr. Brdar began his employment with the Registrant in November 2000.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.59	Amended Employment Agreement, dated January 12, 2006, between FuelCell Energy, Inc. and Jerry D. Leitman.
10.60	Employment Agreement, dated January 12, 2006, between FuelCell Energy, Inc. and R. Daniel Brdar.
99.1	FuelCell Energy, Inc., Press Release, issued January 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: January 12, 2006	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer